SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934.

                          Date of report: June 26, 2001

                                Lotus Pacific, Inc.
               (Exact name of registrant as specified in its charter)

				    Delaware
                              State of Organization

                                    000-24999
                              Commission File Number

                                   52-1947160
                          Employer Identification Number

          200 Centennial Avenue, Suite 201, Piscataway, New Jersey 08854
                      Address of Principal Executive Office

                                 (732) 885-1750
                Registrant's Telephone Number, Including Area Code



ITEM 5.  DISPOSITION OF ASSETS

On June 26, 2001, the Company transferred all its equity interest in Regent Electronics Corp. ("REC"), the Company's 93%-owned subsidiary, to the management team of REC.

Currently REC is facing difficult market and financial conditions. Its liabilities have exceeded its assets. The Company believes that additional cash infusion will be needed to maintain REC's operations, which may result in further losses. In order to minimize REC's adverse impact on the Company and motivate the REC's management to seek new investors and develop new products, the Company has agreed to transfer all its equity interest in REC to REC's management team.

As consideration for said transfer, REC will pay 50% of its earnings to the Company until the total payments by REC shall have reached $15 million.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial statements of businesses acquired

             N/A

         (b) Pro forma financial information

             The pro forma financial information for this disposition will be filed within 60 days.

         (c) Exhibits

             N/A




                                   Signatures


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                           LOTUS PACIFIC, INC.


Date:  June 26, 2001                   By:  /s/  William G. Hu
                                           ---------------------------------
                                           William G. Hu
                                           Chief Executive Officer